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                                                                   Exhibit 10.14

              DISTRIBUTION, SUPPLY AND LICENSE AGREEMENT (FOREIGN)

         THIS AGREEMENT (the "Agreement"), made effective as of the 14 day of April, 1997 (the "Effective Date"), by and between Oculex Pharmaceuticals, Inc., a corporation incorporated under the laws of California, having its principal offices at 639 North Pastoria Avenue, Sunnyvale, California 94086-2917 (hereinafter referred to as "Oculex") and Storz Instrument Company, a corporation incorporated under the laws of the State of Missouri, having its principal offices at 3365 Tree Court Industrial Drive, St. Louis, Missouri 63122 (hereinafter referred to as "Storz");

                                 WITNESSETH:

         WHEREAS, Oculex is developing a proprietary drug delivery system for use in delivering anti-inflammatory ophthalmic pharmaceutical agents to the eye;

         WHEREAS, Oculex owns technical information and know-how relating to the synthesis, manufacture, implantation, and utilization of such products;

         WHEREAS, Storz is interested in means for facilitating the use of anti-inflammatory ophthalmic pharmaceutical products in cataract surgery or in any other application for treating [*] in the [*] (hereinafter further defined and referred to as the "Field");

         WHEREAS, Storz desires to purchase from Oculex, or a source designated by Oculex and reasonably acceptable to Storz drug delivery products in the Field made by and/or for and sold by Oculex or any Third-Party Supplier, to secure from Oculex an exclusive license under Oculex's patent rights and know-how and the exclusive right to distribute, use and/or sell such products in the hereinafter defined Territory, and to obtain a right of first refusal to expand the Field to include the use of such products to deliver anti-bacterial ophthalmic pharmaceutical agents to the eye, upon the fulfillment of certain conditions, all upon the terms and conditions hereinafter provided; and

         WHEREAS, Oculex is willing to sell or have sold to Storz such products and to grant such distribution right, licenses and right of first refusal.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, Storz and Ocutex agree as follows:

SECTION 1.        DEFINITIONS

         As used in this Agreement, the following terms shall be deemed to have the following meanings:
         1(a)     "Competing  Product"  shall  mean a product  for use in the
Field that is not an Oculex Product and that is sold by Storz, its sublicensee and/or Related Company in the Territory the sales of which, as reported by a Sales Reporting Agency, equal or exceed twenty percent (20%) of Storz or its sublicensee's and/or Related Company's sales of Oculex Products in the Territory, as reported by such Sales Reporting Agency, during an applicable calendar year.

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         1(b) "Exclusive Eye Implant Product" shall mean all Oculex Products sold by Storz during an applicable period wherein sales of implant products by third parties in the Field and in the Territory as reported by a Sales Reporting Agency for such applicable period do not exceed twenty percent (20%) of sales of the Oculex Products by Storz and its sublicensees in the Territory during such applicable period as reported by such Sales Reporting Agency.

         1(c) "FDA Equivalent" shall mean that agency or collective agencies of a country of the Territory that is the counterpart of the United States Food and Drug Administration for such country responsible for approval of pharmaceuticals and/or medical devices, as applicable, for products such as Oculex Products hereunder.

         1(d) "Field" shall mean the use of anti-inflammatory ophthalmic pharmaceutical agents in cataract surgery, or in any other application, for treating an [*] in the [*].

         1(e) "GMP Equivalent Audit" shall mean an assessment of (i) Oculex's and/or any Third-Party Supplier's (as defined hereinafter) compliance with Good Manufacturing Practice for Pharmaceuticals: General, as set forth in Title 21 United States Code of Federal Regulations, Part 211, and elsewhere, as well as any applicable similar regulations of any relevant foreign governments and/or general industry practices and (ii) the effectiveness of Oculex's and/or any such Third-Party Supplier's quality assurance programs in effect at the time concerned.

         1(f) "Licensed Know-how" shall mean any and all data, technology, drawings, documentation and other proprietary and confidential information which relates to Oculex Products and is owned, controlled or licensed by Oculex (with the right to grant sublicenses) on the effective date or during the term of this Agreement.

         1(g) "Licensed Patent Rights" shall mean (i) the patents and patent applications identified in the Section II of Appendix A attached hereto; (ii) any divisional, continuation, continuation-in-part (to the extent such continuation-in-part applications claim subject matter disclosed in a patent application or patent included in (i) or (ii) of this Paragraph l(h)), or substitute patent applications of any such applications; (iii) any patent applications in any country of the Territory, as hereinafter defined, filed by Oculex on the Licensed Inventions or counterpart of or corresponding to the United States patents and patent applications identified in Section I of Appendix A attached hereto, in any country of the Territory, including, without limitation, those patents and patent applications identified in
Section II of Appendix A attached hereto; (iv) any patents which shall issue on any of the above-described patent applications; and (v) any reissues, reexaminations and extensions of the above, which patent rights identified in subparagraphs (i) -(v) herein are owned, controlled by or licensed to Oculex (with a right to sublicense) on the Effective Date or during the term of this Agreement, and which relate to Oculex Products. Oculex, at the written request of Storz, will update Appendix A to reflect the then-current list of Licensed Patent Rights, but no more than twice annually.

         1(h)     "Licensed Product", singular or plural, shall mean:

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          (i)              any product useful in the Field and in any country of
                           the Territory claimed in any pending claim in any pending patent application of the Licensed Patent Rights in or for said country, or claimed in one or more valid, enforceable claims in one or more unexpired patents of the Licensed Patent Rights in or for said country, or

          (ii) any product useful in the Field and in any country of the Territory employing, or intended to be utilized employing, a process or method claimed in any pending claim in any pending patent application of the Licensed Patent Rights in or for said country, or claimed in one or more valid, enforceable claims in one or more unexpired patents of the Licensed Patent Rights in or for said country.

         1(i) "Major European Country", singular or plural, shall mean one or all, as applicable, of the European countries of Belgium, France, Germany, Great Britain and The Netherlands.

         1(j) "NDA Equivalent" shall mean an application equivalent to an NDA as defined in the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder, made to an FDA Equivalent of any country of the Territory, the filing of which is necessary to commence commercial sale of Oculex Product in such country.

         1(k) "Net Sales" shall mean the total or gross billings for sales or other transfers of Oculex Products by Storz, its sublicensees and/or any Related Companies, as hereinafter defined, in any arm's-length transactions to unrelated third-party distributors, retailers or end users, less the following deductions where factually applicable: (i) discounts and rebates allowed to and taken by third parties, in amounts customary to the trade;
(ii) outbound transportation and insurance charges; (iii) special outbound packing; (iv) sales, excise, use, turnover, inventory, value-added and similar taxes and/or duties imposed upon sales of Oculex Products, but not including net income tax; and (v) replacements in amounts refunded or credited upon purchase price on returned or defective Oculex Products. Sales shall be accounted for when invoiced and credits and refunds shall be accounted for when allowed. As used herein, the word "sublicensee", singular or plural, shall mean a sublicensee of any Of the rights granted to Storz hereunder.

         1(l) "Oculex Product", singular or plural, shall mean any drug delivery product for use in the Field, including without limitation Licensed Products, made by or for and/or sold or otherwise transferred (i) by Oculex or any Third-Party Supplier, or (ii) if Storz exercises its option under either Section 5(d) or 5(e), by Storz or any Storz Additional Source.

         1(m) "Potential Field" shall mean the use of [*] ophthalmic pharmaceutical agents in [*], or any other application, for treating an [*] in the [*].

         1(n) "Process Validation" shall mean establishment of documented evidence which provides a high degree of assurance that a specific process conducted by Oculex and/or any Third-Party Supplier, will consistently produce a particular Oculex Product meeting the Specification for such Oculex Product and quality

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attributes for that Oculex Product, in accordance with the FDA document entitled "General Principles of Process Validation", and other FDA documents and regulations, and any applicable similar regulations of any relevant foreign governments.

         1(o) "Proprietary Information" shall mean, subject to the limitations set forth in Section 12 hereof, all information received by a party hereto pursuant to this Agreement from the other party. In particular, Proprietary Information shall be deemed to include, but not be limited to, any patent application or drawing, any trade secret, information, invention, idea, sample of assay components, process, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, regulatory, marketing, servicing, financing or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, clients, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

         1(p) "Related Company", singular or plural, shall mean a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a party to this Agreement. For such purposes, "control", "controlled by" and "under common control with" shall mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock or partnership interest, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of at least fifty percent (50%) of its outstanding voting shares (or, for countries limiting foreign ownership to forty percent (40%) or more, direct or indirect ownership of more than forty percent (40%)) shall in any event be deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control.

         1(q) "Sales Reporting Agency" shall mean reports published by a mutually acceptable private or governmental agency or organization (for in example in the United States, the Hospital/Laboratory Database Division of IMS America, Plymouth Meeting, Pennsylvania 19462-1048 in its publication "Hospital Supply Index: Product Analyses") of end-user or dealer sales of pharmaceutical products and/or medical devices in the Territory.

         1(r) "Sample Cost" shall mean the cost to Oculex to supply Samples to Storz, including the direct cost of labor, materials, shipping and overhead solely associated with manufacturing Samples. No profit or general corporate overhead may be included in Sample Cost.

         1(s) "Second Source" shall mean a source of Oculex Products approved by the FDA Equivalent for at least the Major European Countries as an alternative or additional source of Oculex Products for order by Storz for sale in the Territory which is designated by Oculex as a Third Party Supplier of Oculex Products other than the source of Oculex Product first approved by the relevant FDA Equivalents hereunder.

         1(t) "Specifications" shall mean those specifications for a particular Oculex Product, including any quality assurance protocols agreed upon by the parties hereto. The Specifications for the first Oculex Product to be supplied hereunder are attached hereto and incorporated herein as Appendix B. The Specifications for

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subsequent Oculex Products will be attached to Appendix B when the parties mutually agree upon such Specifications. Any modifications of the Specifications for any Oculex Product shall be effective when approved and signed by both parties hereto. The parties agree that neither party may unreasonably withhold its agreement to changes in any Specifications necessitated by FDA requirements.

         1(u) "Territory" shall mean Canada, Republic of South Africa and the countries of Europe (including without limitation the countries of western Europe, eastern Europe and the former Union of Soviet Socialist Republics).

         1(v) "Third Party Supplier" shall mean any third party designated by Oculex as a FDA Equivalent approved supplier of Oculex Products for each country of the Territory in which FDA Equivalent approval has been granted.

         1(w) "Unit of Oculex Product" shall mean an Oculex Product supplied to Storz, its sublicensee and/or Related Company under this Agreement in a dose approved by the FDA Equivalent for the country of sale of the Territory for a single application in the eye.

SECTION 2.    INITIAL AND DEVELOPMENT MILESTONE PAYMENTS AND RELATED MATTERS

         2(a) INITIAL PAYMENT: Within thirty (30) days following execution of this Agreement, Storz will pay to Oculex the sum of [*] as a license fee in full consideration for the license to utilize the Licensed Know-how granted in Paragraph 4(a) hereof.

         2(b) MILESTONE PAYMENTS: Upon satisfactory completion by Oculex, and receipt by Storz of documentation evidencing such completion, of the following milestones during the term of this Agreement (hereinafter referred to as "Milestones"), Storz shall pay to Oculex by the dates for payment indicated below (hereinafter referred to as "Milestone Payment Dates") the sums (hereinafter referred to as "Milestone Payments") set forth in the following schedule for the particular purpose indicated for each Milestone
(i) and (ii):

         (i) APPROVAL MILESTONE: Within thirty (30) days following delivery and acceptance by Storz of Oculex Product in the amount ordered in the Initial Order following the applicable countries' FDA Equivalent's earliest NDA Equivalent approval of the Oculex Product for a total of [*] countries of the Major European Countries,
                  Storz will make a Milestone Payment in accordance with the following schedule, based on demonstration in well controlled phacoemulsification-technique cataract surgery trials available to support a claim under regulatory requirements in the [*] Major European Countries that:

                  (a) the Oculex Product is [*] more [*] than [*] with [*] or [*] than normally associated with [*]:

                                       DATE OF APPROVAL                                AMOUNT
                                       ----------------                                ------
                                       [*]                                              [*]
                                       [*]                                              [*]
                                       [*]                                              [*]

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                  or, if (a) is not satisfied, then

                  (b) the Oculex Product is [*] more [*] than [*] with [*] or [*] than normally associated with [*]:

                                       DATE OF APPROVAL                                AMOUNT
                                       ----------------                                ------
                                       [*]                                             [*]
                                       [*]                                             [*]

         or, if (b) is not satisfied, then

                  (c) the Oculex Product does not meet minimum requirements under this Paragraph 2(b)(i) and [*].

                  In the event that Oculex demonstrates that the Oculex
                  Product is [*] more [*] than [*] under 2(b)(i)(b) and receives the Milestone Payment specified therein, but thereafter and within the time frames set forth under 2(b)(i)(a) Oculex demonstrates that the Oculex Product is [*] more [*] than [*] under 2(b)(i)(a), Storz will pay the difference between the amount paid under 2(b)(i)(b) and the amount due under 2(b)(i)(a) within thirty (30) days following Storz' receipt of documentation evidencing such result. However, in no event shall any payment under 2(b)(i)(b) be payable hereunder after a payment under 2(b)(i)(a).

         (ii)     APPROVAL ROYALTY  PRE-PAYMENT  MILESTONE:  Within thirty
                  (30) days following delivery by Oculex and acceptance by Storz of Oculex Product in the amount ordered in the Initial Order following the applicable countries' FDA Equivalent's earliest NDA Equivalent approval of the Oculex Product for a total of [*] countries of the Major European Countries, Storz will make a Milestone Payment to Oculex in accordance with the following schedule if, based on the approval of the claims indicated, Oculex has demonstrated in the clinical trials specified in Paragraph 2(b)(i) that:

                  (a) the Oculex Product is [*] more [*] than [*] with [*] or [*] than normally associated with [*]:

                                       DATE OF APPROVAL                                AMOUNT
                                       ----------------                                ------

                                       [*]                                             [*]
                                       [*]                                             [*]

                  or, if (a) is not satisfied, then

                  (b)      the Oculex Product is [*] more [*]
                           than [*] with [*] or [*]
                           than normally associated with [*]:

                                       DATE OF APPROVAL                                AMOUNT
                                       ----------------                                ------
                                       [*]                                             [*]
                                       [*]                                             [*]

                  or, if (b) is not satisfied, then

                  (c) the Oculex Product does not meet minimum requirements hereunder under this Paragraph 2(b)(ii) and [*].

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                  In the event that Oculex demonstrates that the Oculex Product is [*] more [*] than [*] under 2(b)(ii)(b) and receives the Milestone Payment specified therein, but thereafter and within the time frames set forth under 2(b)(ii)(a) Oculex demonstrates that the Oculex Product is [*] more [*] than [*] under 2(b)(ii)(a), Storz will pay the difference between the amount paid under 2(b)(ii)(b) and the amount due under 2(b)(ii)(a) within thirty (30) days following Storz' receipt of documentation evidencing such result. However, in no event shall any payment under 2(b)(ii)(b) be payable hereunder after a payment under 2(b)(ii)(a). Any payment under this Paragraph 2(b)(ii) will be deductible from earned royalty/product payments on Net Sales throughout the Territory until recovered in full, but in no event will deductions from any individual quarterly earned royalty/product payment exceed [*] of the calculated earned royalty/product payments payable for Net Sales during the quarter concerned.

         (iii) EFFECT OF TERMINATION ON MILESTONE PAYMENTS: Storz shall not be obligated to pay any sum payable under this Paragraph 2(b) if prior to the Milestone Date set forth in this Paragraph 2(b) for the Milestone concerned, either party hereto has given notice of termination under any provision of this Agreement.

SECTION 3.        APPOINTMENT AND SALE OF LICENSED PRODUCTS

         3(a) Oculex hereby appoints Storz as Oculex's exclusive distributor for the Territory of Oculex Products in the Territory. Oculex will sell only to Storz, its sublicensees and/or any Related Companies of Storz, or have sold by a Third-Party Supplier only to Storz, its sublicensees and/or Related Companies of Storz, Oculex Products conforming to the Specifications. In furtherance of the exclusive distribution rights granted hereunder, Oculex agrees that it will not sell to anyone other than Storz, its sublicensees and/or Related Companies, any Oculex Product, including without limitation any Oculex Product including an anti-inflammatory ophthalmic pharmaceutical agent(s) in addition to or in combination with any other ophthalmic pharmaceutical agent or agents. Oculex agrees, and will require any Third-Party Supplier to agree, not to knowingly sell or otherwise transfer any Oculex Products to any third party for sale and/or use in the Field in any country of the Territory. In recognition of the exclusive licenses and the additional rights granted to Storz hereunder, Oculex will exert reasonable efforts to deter the sale in the Territory, other than by Storz, its sublicensees and/or Related Companies, of Oculex Products and/or competitive products made by or for, or under license from, Oculex for permitted sale in countries outside the Territory. Storz will exert reasonable efforts to deter sale outside the Territory, other than by Oculex and/or its licensees, of Oculex Products sold by Storz, its sublicensees and/or Related Companies within the Territory.

         3(b) Oculex agrees to sell or have sold to Storz any sublicensees and/or Related Companies, their full requirements of Oculex Products at the prices set forth in Paragraph 3(e) hereof, shipped prepaid, within thirty

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(30) days after receipt of order, in bulk or packaged, according to the
Specifications, F.O.B. Storz' facility, on payment terms of net thirty (30) days. Storz represents that after any necessary regulatory, pricing and reimbursement approvals are obtained in a country of the Territory, Storz will promote and market the Oculex Products in such country of the Territory on a timely basis employing at least the same level of advertising, marketing and promotion efforts in such country of the Territory that Storz employs with respect to Storz' other drug products of comparable commercial significance under similar circumstances in such country. Storz' obligations to promote and market diligently Oculex Products pursuant to the preceding sentence shall apply on a country by country basis within the Territory. Any Oculex Product delivered by Oculex or any Third-Party Supplier to Storz under this Agreement shall meet the Specifications and shall be labeled, packaged, sterilized and ready for distribution for use in the Field in approved countries of the Territory, as required under the Specifications for such Oculex Product. Any Oculex Product delivered by Oculex to Storz under this Agreement approved by the FDA Equivalent of a country of the Territory for a maximum shelf life of more than two (2) years shall have on the date of delivery of such Oculex Product to Storz (i) a remaining unelapsed shelf life of at least two (2) years, and (ii) not more than six months of such FDA Equivalent-approved maximum shelf life elapsed. Any Oculex Product delivered by Oculex to Storz under this Agreement approved by the FDA Equivalent of a country of the Territory for a maximum shelf life of two (2) years or less shall have on the date of delivery of such Oculex Product to Storz not more than three (3) months of such FDA Equivalent-approved maximum shelf life elapsed.

         3(c) Storz and its sublicensees and/or Related Companies shall purchase or have purchased from Oculex, or any Third-Party Supplier, their full requirements of Oculex Products, except as provided in Paragraphs 3(d), 3(e) and 3(f) hereof. Storz shall place orders to Oculex or the Third-Party Supplier designated by Oculex for a country of the Territory in which FDA-Equivalent approval has been obtained. Storz will place its orders for Oculex Products on Storz' standard Purchase Order Form attached hereto as Appendix C. The terms and conditions printed on the reverse of such Purchase Order are incorporated herein by reference, except where they are in conflict with the terms of this Agreement, in which case the terms of this Agreement shall prevail. Such orders will be placed by Storz at least quarterly for delivery by Oculex or any Third-Party Supplier within sixty (60) days of receipt of order by Oculex. Oculex shall promptly notify Storz of any event or situation that could reasonably result in any inability of Oculex or its Third-Party Supplier to any material extent to supply Oculex Product on or before the delivery date requested in any purchase order or forecast submitted by Storz hereunder.

         3(d) Within six (6) months following the submission by Oculex to the FDA Equivalent of a particular country of the Territory of an NDA Equivalent requesting approval of the Oculex Products for such country, Storz will provide Oculex its reasonable estimate (hereinafter "Initial Forecast") of Storz' requirements on a quarterly basis for the first year of supply of Oculex Products and of samples of Units of Oculex Products (hereinafter "Samples") for sale or other transfer in such country of the Territory following approval of the NDA Equivalent by

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the FDA Equivalent concerned. Within thirty (30) days following Oculex's delivery to Storz of a copy of a letter received by Oculex from the FDA Equivalent indicating that the Oculex Product is approvable, Storz shall place a binding purchase order (hereinafter "Initial Order") for Storz' requirements of Oculex Products and Samples for the first calendar quarter following Oculex's earliest receipt of approval for sale of such Oculex Product in the country concerned. After submission of the Initial Order, Storz may thereafter place further orders for FDA Equivalent-approved Oculex Product(s), provided that Storz pays the royalty prepayment due to Oculex pursuant to Paragraph 2(b)(ii) on a timely basis. Storz may submit orders and forecasts for countries of the Territory for which the required regulatory approvals have been obtained individually, or in any groups of geographically associated countries, in the unfettered discretion of Storz. Oculex shall not be obligated to supply in any quarter covered by the Initial Forecast for any country of the Territory more than the quantity estimated for such quarter in the Initial Forecast for such country.

         3(e) Except for Samples ordered by Storz, its sublicensees and/or Related Companies from Oculex or any Third-Party Supplier designated by Oculex, Storz, its sublicensees and/or Related Companies shall pay to Oculex [*] per Unit of Oculex Product delivered to Storz (hereinafter referred to as the "Product Supply Price"). Storz, its sublicensee and/or Related Company shall pay to Oculex the Sample Cost of Oculex for manufacture and packaging of such Samples ordered, subject to a on the number of Samples that Oculex or a Third Party Supplier must supply of (i) [*] of amounts of Units of Oculex Products included in the forecast for the first year immediately following the date on which Oculex first delivers Oculex Products to Storz, and (ii) [*]
 of amounts of Units of Oculex Products included in the forecast for each subsequent year during the term of this Agreement. For example, if Storz' forecast provides that Storz requires [*]Units of Oculex Products in the first year of the Agreement, Storz may order a maximum of [*] Samples in that year under this Paragraph. Any Oculex Products purchased for use as Samples in excess of the aforesaid limitations in any year during the term of this Agreement shall be purchased at the Product Purchase Price.

         3(f) Following Storz' submission of its Initial Forecast, Storz will thereafter provide to Oculex non-binding rolling forecasts of its anticipated purchase requirements for Oculex Products and Samples of Storz, its sublicensees and any Related Companies. Forecasts shall be due sixty (60) days prior to the commencement of each calendar quarter and shall set forth
(i) Storz' actual requirements for the following quarter, which portion of the forecast shall be binding, and serve as an order for Oculex Products and Samples, and (ii) Storz' reasonable estimate of its requirements for the following three (3) calendar quarters. Oculex shall deliver the Oculex Products and Samples ordered for delivery by the delivery date specified therein, but in no event shall Oculex be required to deliver more Oculex Products in any given calendar quarter following the calendar quarters covered by the Initial Forecast than: (i) [*] in excess of the amount that was forecast for such calendar quarter in the forecast due five (5) months prior to the beginning of the applicable calendar quarter, or (ii)

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[*] in excess of the amount that was forecast for such calendar quarter in the forecast due either eight (8) months or eleven (11) months prior to the beginning of the applicable calendar quarter.

         3(g) Within sixty (60) days following the date of the earliest FDA Equivalent's earliest NDA Equivalent approval of the Oculex Product for at least three (3) countries of the Major European Countries, Oculex will advise Storz in writing of its intention to obtain such FDA Equivalent's approval of a Second Source for such countries. Such Second Source may the same source as a Second Source approved under any other agreement between the parties hereto relating to the subject matter of the Licensed Patent Rights.

         3(h) Oculex and Storz shall each appoint a representative as a point of contact for each company for information exchange and dispute resolution between the parties during the development of the Oculex Products by Oculex. Each of the parties shall pay the travel and related costs of its representative and/or employees in connection with this Section 3(h). Oculex shall provide to Storz access to, or copies of, Oculex's clinical data, and all applications to, or correspondence with, governmental agencies in connection with regulatory approval of Oculex Products and submissions and requests therefor, including correspondence relating to clinical trials or marketing of Oculex Products, which information shall be Proprietary Information of Oculex. Storz shall likewise provide to Oculex access to any clinical data, and access to, or copies of, all applications to, or correspondence with, any such government agencies in connection with regulatory approval of Oculex Products, including all correspondence relating to clinical trials or marketing of Oculex Products, which information shall be Proprietary Information of Storz.

         3(i) Oculex, or any Third-Party Supplier, shall furnish Storz with a written certificate for each lot of Oculex Products sold to Storz, its sublicensee and/or any Related Company, stating that the Oculex Products in that lot, identified by lot number, meet the Specifications. Storz, its sublicensee and/or Related Company, within thirty (30) days of receipt of the Oculex Products, shall have the right to reject any lots, cases or units which fail to meet the Specifications. If Storz rejects Oculex Product it shall so advise Oculex or any Third-Party Supplier of the reason for the rejection and shall not pay the Product Supply Price therefor. Whether or not Oculex accepts Storz' basis for rejection, promptly on receipt of a notice of rejection of Oculex Product, Oculex shall use reasonable efforts at Storz' request to replace such rejected Oculex Product. After notice of rejection is given, Storz shall cooperate with Oculex in determining whether the rejected Oculex Products met the Specifications. Storz will return to Oculex such portion of the allegedly non-conforming batch of Oculex Product as Oculex may reasonably request for such evaluation, accompanied by a written identification of the non-conforming aspects of such Oculex Product. Oculex will evaluate the Oculex Product to verify that such rejected Oculex Product does not conform to the Specifications, and shall notify Storz as promptly as reasonably possible whether it accepts Storz' basis for any rejection. If Oculex disagrees with Storz' determination that certain Oculex Product does not meet the Specifications, such Oculex Product shall be submitted to a mutually acceptable third party laboratory, which shall determine whether such Oculex Product meets the Specifications. The parties agree that such

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exhibit
laboratory's determination shall be final and determinative. If such laboratory determines the rejected Oculex Product meets the Specifications and is commercially marketable, Storz shall bear all costs billed by such third party laboratory for such testing and the added costs of shipping the quantities of such rejected product to such third party laboratory for analysis, and if in its sole discretion Storz (i) determines to market such formerly rejected Oculex Product, Storz shall pay Oculex the Product Supply Price therefor, or (ii) decides not to market such rejected Oculex Product, Storz shall reimburse Oculex for its fully loaded costs of manufacture of such rejected batch of Oculex Product and Oculex's direct expense for shipment thereof. If Storz determines to market formerly rejected Oculex Product, Storz shall reduce its order for Oculex Product during the next calendar quarter by the amount of such formerly rejected Oculex Product to the extent such product has been replaced by Oculex as heretofore set forth in this Paragraph 3(i). If such laboratory determines that the rejected Oculex Product does not meet the Specifications and/or is not commercially marketable, Oculex shall bear all costs billed by such third party laboratory for such testing and shall reimburse Storz for the costs of returning the rejected batch to Oculex or of disposing of the rejected batch, as specified by Oculex. Cost of freight to return to Storz, its sublicensee and/or Related Company the reworked or replaced lot will be prepaid by Oculex.

         3(j) Upon giving reasonable notice to Oculex, Storz, any representative thereof, and/or any representatives of any United States or other domestic or foreign governmental regulatory agency, shall have the right to inspect, during normal business hours, the manufacturing areas of Oculex and/or any such Third-Party Supplier which are involved in the production of the Oculex Products, including any subcontractor(s) of Oculex or any such Third-Party Supplier, to perform a GMP Audit or other regulatory or quality assurance inspection, and to review records of Oculex and/or any such Third-Party Supplier to assure compliance with any of the terms of this Agreement. Except as otherwise required by law, the right to review records relating to manufacture and/or costs of Oculex Product shall be limited to a period of three (3) years after such manufacture and/or sale to Storz. Upon reasonable request by Storz, Oculex or any Third-Party Supplier, will provide copies to Storz, at Storz' expense, of any manufacturing, cost and/or quality control records associated with the products being manufactured for Storz, its sublicensee and/or Related Company, provided that Oculex will not be obligated to disclose any information which is unrelated to Oculex Products or which is proprietary information of a third party to which Oculex owes an obligation of confidentiality.

         3(k) Oculex agrees to reasonably assist Storz in the investigation of any complaints involving the material, manufacture, quality or design of Oculex Products.

         3(l) Storz shall include in its report of royalties due under this Agreement for the fourth quarter of each calendar year the level of sales, if any, by Storz, its sublicensees and/or Related Companies of any products in the Field, other than Oculex Products, in the Territory during such calendar year.

         3(m) If at any time during the term of this Agreement, Storz is selling any product that is implanted in the eye for use in the Field anywhere in the Territory (an "Implant Product"), then Oculex may by written notice advise Storz that Oculex intends to terminate this Agreement and the rights and licenses herein granted unless within one hundred eighty (180) days (hereinafter the "3(m) Notice Period")following receipt of such notice from Oculex, Storz ceases selling such Implant Product. If Storz does not cease selling such Implant Product within the 3(m) Notice Period, then Oculex may by further written notice terminate this Agreement and all rights and licenses granted hereunder effective upon Storz' receipt of such further written notice from Oculex. Oculex must deliver such written notice of intention to terminate to Storz under this Paragraph 3(m) not later than one hundred twenty (120) days following the date on which Oculex first becomes aware that Storz is selling such Implant Product.

         3(n) If prior to the date on which Oculex receives the first letter from the FDA stating that the Oculex Product is approvable, Storz is selling any product for use in the Field in the Territory that is not implanted in the eye with calendar year net sales throughout the Territory greater than [*] (a "Relevant Product"), then Oculex may by written notice advise Storz that Oculex intends to terminate this Agreement and the rights and licenses herein granted unless within one hundred twenty (120) days (hereinafter the "3(n) Notice Period") following receipt of such notice from Oculex, Storz commits in writing to cease selling such Relevant Product not later than one hundred eighty (180) days following the date on which the FDA approves the first Oculex Product for sale in each country of the Territory. If (i) Storz does not make such commitment within the 3(n) Notice Period, or (ii) if Storz makes such commitment within the 3(n) Notice Period but does not cease sales of such Relevant Product in each such country within such one hundred eighty
(180) day period following the date on which the FDA approves the Oculex Product for sale in such country, then Oculex may by further written notice terminate all rights and licenses granted hereunder as to such country effective upon Storz' receipt of such further written notice from Oculex. Oculex must deliver any written notice of intention to terminate pursuant to this Section 3(n) to Storz not later than one hundred twenty (120) days following the date on which Oculex first becomes aware that Storz is selling such Relevant Product in the country concerned.

         3(o) If at any time after the expiration of one (1) year following the date on which Storz pays the amount due under Paragraph 2(b)(ii) hereof, Storz is distributing or selling a Competing Product in a country of the Territory, Oculex shall have the right to convert the exclusive rights and licenses granted to Storz for such country of the Territory under this Agreement to nonexclusive rights and licenses for the remaining term of this Agreement (the "Conversion Option"), as follows: Oculex shall exercise it Conversion Option under this Paragraph 3(o) by providing written notice to Storz of Oculex's intention to exercise its Conversion Option terminate under this provision and Storz' failure to cease such distribution and sale within one hundred twenty (120) days of its receipt of such notice. Oculex must provide such notice of its exercise of its Conversion Option under this Paragraph 3(o) within one hundred twenty (120) days of the date on which Oculex first becomes aware that Storz is distributing or selling a particular Competing Product in a particular country of the Territory, or be deemed to have waived its rights under this Paragraph 3(0) as to such country with respect to that Competing Product. Any

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exhibit
such conversion of Storz' rights and licenses under this Agreement from exclusive to nonexclusive shall be effective upon further notice by Oculex to Storz if Storz has not ceased it distribution and/.or sales of such Competing Product in the country concerned within such one hundred twenty (120) day period. The foregoing provisions of this Paragraph 3(0) notwithstanding, Oculex shall have no right to exercise its Conversion Option during the one year period immediately following payment of the amount due under Paragraph 2(b)(ii), and the one hundred twenty day period within which Oculex must give such notice of intention to exercise its Conversion Option, shall not begin under this Paragraph 3(0), for a period of one (1) year following the date on which Storz pays the amount due under Paragraph 2(b)(ii) of this Agreement.

         3(p) If prior to the date upon which Oculex receives the first FDA approval, Storz' merges with, is acquired by or otherwise transfers its business unit to which this Agreement relates to a third party, Storz shall so notify Oculex and if Oculex believes that such merger, acquisition or transfer may materially impact Storz' ability to promote Oculex Products, then Oculex may by written notice advise Storz that Oculex intends to terminate this Agreement and the rights and licenses herein granted unless within one hundred twenty (120) days following receipt of such notice from Oculex (hereinafter the "3(p) Notice Period"), Storz can demonstrate to Oculex's satisfaction Storz' continued ability to promote the Oculex Product at a level appropriate for the fulfillment of Storz' obligations under Paragraph 3(b) after Oculex receives the FDA approval of the Oculex Product. If Storz cannot demonstrate the foregoing within the 3(p) Notice Period, then Oculex may by further written notice terminate this Agreement and all rights and licenses granted hereunder effective upon Storz' receipt of such further written notice from Oculex. In the event this Agreement is terminated according to this Paragraph 3(p), Oculex shall refund to Storz within ninety (90) days following the effective date of termination under this Paragraph 3(p) the most recent single payment made to Oculex under either Paragraph 2(a) or 2(b). Oculex must deliver any written notice of intention to terminate under this Paragraph 3(p) to Storz not later than one hundred twenty
(120) days following the date on which Oculex receives notice of such merger, acquisition or other transfer from Storz, or be deemed to have waived its rights to terminate under this Paragraph 3(n). All payments under Section 2 which may become due during the 3(p) Notice Period shall be deferred and will not become due and payable until the earlier of (i) thirty (30) days following expiration of the 3(p) Notice Period (ii) the date upon which the relevant payment becomes due, if prior to the date such payment becomes due Storz receives notice from Oculex that it will not exercise its option to terminate this Agreement pursuant to this Paragraph 3(p), or (iii) the date upon which Storz receives notice from Oculex that Oculex will not exercise its option to terminate this Agreement, if the relevant payment had become due prior to Storz' receipt of such notice. In the event Oculex terminates this Agreement according to this Paragraph 3(p), no further payments shall be due and payable to Oculex pursuant to this Agreement.

SECTION 4. LICENSES GRANTED

         4(a) Oculex hereby grants to Storz and Storz hereby accepts a [*] license, with the right to grant sublicenses, to utilize any Licensed Know-how disclosed directly or indirectly to Storz in connection with this Agreement in perpetuity to offer for sale, use and/or sell the Oculex Products and any other products in the Field and in the Territory and to manufacture, have manufactured and import the Oculex Products in the Field and in the Territory in the event Storz obtains the right to manufacture the Oculex Products pursuant to Section 5. Such license of Licensed Know-how shall be exclusive for as long as the appointment of Storz as distributor of Oculex Products in the Field and in the Territory made in Paragraph 3(a) of this Agreement shall remain exclusive.

         4(b) Oculex hereby grants to Storz and Storz hereby accepts an exclusive royalty-bearing license, with the right to grant sublicenses, under the Licensed Patent Rights to offer for sale, use and/or sell the Licensed Products in the Field only and in the Territory. The license granted hereunder specifically excludes any license to manufacture Licensed Product, except as specifically provided otherwise in Section 5 of this Agreement, and shall become non-exclusive if the appointment of Storz as the distributor of Oculex Products in the Field and in the Territory made in Paragraph 3(a) of this Agreement is converted to non-exclusive pursuant to any provision of this Agreement.

SECTION 5.        ROYALTIES

         5(a) As further, ongoing consideration for the exclusive distribution rights herein granted in Paragraph 3(a) and the license granted in Paragraph 4(b) hereof, Storz agrees to pay to Oculex an earned royalty on Net Sales during each calendar quarter or portion thereof during the term of this Agreement, such earned royalty to be calculated utilizing the royalty percentages specified in this Section 5. Storz shall be entitled to offset in full against earned royalty payable hereunder the total Product Supply Price paid by Storz for all Units of Oculex Product on which Net Sales were reported for royalty calculation purposes for the applicable quarter. Subject to the reductions in the earned royalties set forth in Paragraph 5(b) below if the Oculex Product is not an Exclusive Eye Implant Product, the royalty percentage to be used for such calculation of earned royalty on Net Sales of Oculex Products in each country of the Territory shall be determined from the tables set forth hereinafter, based upon the particular U.S. dollar amount of actual cumulative Net Sales during the applicable calendar year throughout the Territory and Storz' ability to promote the alternative efficacy and side effect claims in the country concerned, as set forth hereinafter:

          (i) if the Oculex Product has been demonstrated in well controlled phacoemulsification-technique cataract surgery trials as
              [*] more [*] than [*] with [*] or [*] than normally associated with [*], the percentage royalty payable by Storz on Net Sales during the applicable calendar quarter shall be based upon the cumulative Net Sales during

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exhibit
               the relevant calendar year during the term of this Agreement as follows, and in accordance with the instructions for calculating such percentage royalty described in Paragraph 5(a)(iv):

                    Cumulative Net Sales in Territory for Calendar Year           Percentage Royalty
                    ---------------------------------------------------           ------------------
                    [*]                                                                   [*]
                    [*]                                                                   [*]
                    [*]                                                                   [*]

     or, if (i) is not satisfied, then

          (ii) if the Oculex Product has been demonstrated in well controlled phacoemulsification-technique cataract surgery trials as
               [*] more [*] than [*] with [*] or [*] than normally associated with [*], the percentage royalty payable by Storz on Net Sales during the applicable calendar quarter shall be based upon the cumulative Net Sales during the relevant calendar year during the term of this Agreement as follows, and in accordance with the instructions for calculating such percentage royalty described in Paragraph 5(a)(iv):

                    Cumulative Net Sales in Territory for Calendar Year           Percentage Royalty
                    ---------------------------------------------------           ------------------
                    [*]                                                                   [*]
                    [*]                                                                   [*]
                    [*]                                                                   [*]

     or, if (ii) is not satisfied, then

         (iii) Oculex Product does not meet minimum requirements hereunder and [*] under this Section 5, [*] Storz shall [*] pay the Product Purchase Price specified in Paragraph 3(e) for each Unit of Oculex Product delivered under this Agreement.

         (iii) The percentage royalty to be utilized for a particular portion of Net Sales during an applicable calendar quarter shall be determined by first calculating the cumulative Net Sales from previous quarters during the applicable calendar year ("Prior Sales") and the Net Sales during the relevant calendar quarter for which an earned royalty is being calculated ("Current Sales"). Then, the earned royalty on Current Sales shall be calculated as follows:

               (1) Determine the percentage royalty applicable to the Current Sales, or separate portions thereof: First, identify the range in the applicable table of Paragraph 5(a)(i) or 5(a)(ii) within which the Prior Sales falls, and [*] the Prior Sales from the [*] of such range ("Range Differential"). Then,

[*] Confidential treatment requested with respect to certain portions of this exhibit

                    (a)  if the Current Sales are [*] or [*] the
                         Range Differential, the applicable Percentage Royalty for all Current Sales shall be the percentage royalty in the applicable table of Paragraph 5(a)(i) or 5(a)(ii) corresponding to the [*] in which the Prior Sales falls; or

                    (b) if the Current Sales are greater than the Range Differential, the applicable Percentage Royalty for that portion of Current Sales equal to the Range Differential shall be the percentage royalty in the applicable table of Paragraph 5(a)(i) or 5(a)(ii) corresponding to the range in which the Prior Sales falls, and the applicable Percentage Royalty for that portion of Current Sales [*] the Range Differential shall be the percentage royalty in the applicable table of Paragraph 5(a)(i) or 5(a)(ii) corresponding to the next [*] of Cumulative Net Sales in the same table of Paragraph 5(a)(i) or 5(a)(ii). In the unlikely event that the portion of Current Sales [*] the Range Differential during a calendar quarter [*] the difference between the [*] and [*] of the [*] range, the percentage royalty applicable to the amount of the Range Differential [*] the [*] of the [*] range shall be the percentage royalty corresponding to the [*] range.

               (2) Once the applicable percentage royalty has been determined, calculate the Total Earned Royalty for Net Sales in the current calendar quarter for each portion of Current Sales for which an applicable percentage royalty was determined in accordance with 5(a)(iv)(1)(a) or 5(a)(iv)(1)(b) by [*] each such identified portion of Current Sales by the percentage rate applicable thereto, and then sum all of the results of such multiplication.

               (3) Once the Total Earned Royalty on Net Sales has been determined, calculate the Earned Royalty Payable by [*] the number of units on which Current Sales is based for the applicable calendar quarter by the Purchase Price paid therefor under Paragraph 3(e), and [*] the result from the Total Earned Royalty on Net Sales in the current calendar quarter.

     Two illustrative examples of the calculation required under the various potential circumstances of Paragraph 5(a)(i) are set forth in Exhibit D attached hereto.

Such royalty payment due under this Paragraph 5(a) shall be mailed to Oculex within sixty (60) days following the end of each calendar quarter concerned for the term of this Agreement.

     5(b) If for two (2) consecutive calendar quarters, Oculex Product is not an Exclusive Eye Implant Product, whether or not such Oculex Product is covered by the Licensed Patent Rights (hereinafter referred to as

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exhibit
an "Non-EEIP Event"), then effective with the quarter in which either party hereto notifies the other party in writing that such Non-EEIP Event has occurred, the corresponding percentage rate used to calculate any earned royalty/product payment set forth in Paragraph 5(a) above shall be [*] percentage points if 5(a)(i) applies or [*] percentage points if 5(a)(ii) applies for the Territory for such calendar quarter, such reduction to remain in effect until Oculex Product is an Exclusive Eye Implant Product, whether or not such Oculex Product is covered by the Licensed Patent Rights, for any two (2) consecutive calendar quarters following the calendar quarter in which such notice of the Non-EEIP Event was given, in which event the corresponding percentage rate used to calculate any earned royalty/product payment set forth in Paragraph 5(a) above shall be restored to its otherwise appropriate level for the Territory under the other terms of this Agreement.

     5(c) If (i) Oculex advises Storz that Oculex does not intend to qualify a Second Source in the required number of countries; or (ii) Oculex advises Storz that Oculex intends to qualify a Second Source in such countries but in fact fails to initiate and diligently pursue qualification of a Second Source, or (iii) Oculex in any event fails to qualify a Second Source in such countries within three (3) years following the date that Storz receives such written advice from Oculex, then Storz shall have the right to select a Second Source acceptable to Oculex, which acceptance shall not be unreasonably withheld, and Oculex shall take such steps as are necessary, including without limitation any transfer of know-how, regulatory approvals and information and grant of licenses, to qualify such Second Source to manufacture and supply Oculex Products hereunder as a Third-Party Supplier.

     5(d) If for any reason Oculex or any Third-Party Suppliers are unable to supply at least [*] of the full requirements of Storz, its sublicensees and/or Related Companies for Oculex Products throughout the Territory in accordance with Section 3 hereof for [*] during the term of this Agreement, then Storz, its sublicensees and/or Related Companies shall have the right upon written notice to Oculex, to manufacture or import, or have manufactured by any additional source selected by Storz (hereinafter referred to as "Storz Additional Source"), the total requirements for Oculex Products throughout the Territory for the remaining term of this Agreement for Storz, its sublicensees and/or Related Companies, and Storz will be relieved of its obligation to purchase its requirements of Oculex Product from Oculex or its Third Party Supplier. In the event that Storz exercises its right to manufacture or appoint a Storz Additional Source under this Paragraph 5(d), earned royalty/product payments set forth in Paragraphs 5(a) and 5(b), as applicable, payable on Net Sales of any Oculex Products not supplied by Oculex or a Third-Party Supplier shall be [*] set forth in Subparagraphs 5(a)(i) and 5(a)(ii) throughout the Territory for the remaining term of this Agreement.

     5(e) If for any reason Oculex (i) fails to file an NDA Equivalent in the required number of countries of the Major European Countries by January 1, 2000, or (ii) Oculex ceases to diligently pursue obtaining regulatory approvals for the Territory, or (iii) Oculex declares bankruptcy, then Storz and its sublicensees and/or Related Companies shall have the right upon ninety (90) days prior written notice to Oculex, to manufacture, or have

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exhibit
manufactured by a Storz Additional Source, the total requirements for Oculex Products of Storz, its sublicensees and/or Related Companies throughout the Territory for the remaining term of this Agreement to the exclusion of Oculex. In the event that Storz exercises its right to exclusively manufacture or appoint a Storz Additional Source under this Paragraph 5(e), the earned royalty/product payments set forth in Paragraphs 5(a) and 5(b), as applicable, payable on Net Sales of any Oculex Products not supplied by either Oculex or a Third-Party Supplier shall be [*] regardless of the Cumulative Net Sales in the Territory for the Calendar Year concerned throughout the Territory for the remaining term of this Agreement.

     5(f) In the event Storz exercises its option to exclusively manufacture under Paragraph 5(d) or 5(e) hereof, Oculex shall have no right to manufacture Oculex Products for itself or any third party for sale anywhere in the Territory for the remaining term of this Agreement. In addition to the exclusive rights to use, offer for sale and sell Oculex Products (including without limitation the Licensed Products) and to use any Licensed Know-how disclosed to Storz to use, offer to sell and sell Oculex Products granted in Paragraphs 4(a) and 4(b), effective upon the written notice by Storz to Oculex required under Paragraph 5(d) or 5(e) hereof, Oculex shall grant to Storz the additional exclusive right and license to manufacture, have manufactured and import Oculex Products under the Licensed Patent Rights and under the Licensed Know-how. To facilitate such manufacturing, Oculex will promptly transfer to Storz the Licensed Know-how and any other information and/or knowledge (including without limitation any trade secrets relating to manufacture and packaging of Oculex Products), grant to Storz a right of reference to all regulatory and other governmental approvals and filings required to make, package, sterilize and/or import Oculex Product or components thereof, to execute all documents and amendments to this Agreement necessary to grant the rights and licenses required under this Paragraph 5(f), and otherwise cooperate and assist Storz without additional compensation, to the extent necessary to enable Storz to commercially manufacture in production quantities, or have manufactured, the Oculex Products in a timely manner to meet the full requirements of Storz, its sublicensees and/or Related Companies for Oculex Products for the remaining term of this Agreement. Oculex's obligations under this Paragraph 5(f) shall survive any termination of this Agreement by Storz under Section 16 hereof or expiration of this Agreement under Section 15 hereof, wherein prior to the effective date of such termination or expiration Storz has given notice of its election to exercise Storz' option under Paragraph 5(d) or 5(e) hereof.

SECTION 6. ROYALTY CALCULATION, REPORTS AND RECORDS

     6(a) Storz agrees, and will require any Sublicensees and any Related Companies to agree, to keep true and accurate records adequate to establish any royalty or other amount payable under this Agreement and to permit an independent certified public accountant selected by Oculex and reasonably acceptable to Storz, to inspect, on a confidential basis and at Oculex's expense, said records once annually at reasonable times upon reasonable notice, but only within a period of three (3) years after the royalty period to which such records relate. Storz shall provide to Oculex calendar quarterly reports of earned royalty due and payable on Net Sales, if any, of

[*] Confidential treatment requested with respect to certain portions of this exhibit

Storz, its sublicensees and/or any Related Companies of Oculex Products in the immediately preceding calendar quarter, which reports shall be mailed to Oculex within forty-five (45) days after the end of each calendar quarter, accompanied by payment of all amounts shown to be so due and payable, if any. Any payment payable under Sections 5 and 6 hereof shall be made to a banking institution designated by Oculex by check or wire or electronic transmission, as Oculex may direct from time to time, in legal tender of the United States of America. In the event that an audit of Storz records under this Paragraph 6(a) should reveal an underpayment of earned royalty on Net Sales for any calendar quarter otherwise due and payable under this Agreement that exceeds [*] of the total amount actually paid by Storz, then Storz shall reimburse Oculex for the direct expense to Oculex for such audit insofar as such expenses relate to the audit of the calendar quarter or quarters for which such under payment in excess of [*] occurred.

     6(b) Earned royalty, as provided in Section 5 hereof, shall begin to accrue upon the first commercial sale of Oculex Product by Storz, its sublicensee and/or Related Company to an unrelated third-party distributor, retailer or end user.

     6(c) Only a single royalty under Section 5 hereof shall be payable to Oculex for each specific Unit of Oculex Product regardless of the number of countries in which manufacture, importation, sale, resale and/or use of such Units of Oculex Product is made by Storz, its sublicensees, any Related Companies and/or any direct or indirect customer thereof.

     6(d) Royalty and other payments due to Oculex under this Agreement shall accrue in the national currency of the country of sale by Storz, its sublicensee or any Related Company, to an unrelated third-party distributor, retailer or end user. If Oculex's country of residence, as indicated by Oculex's mailing address designated on page 1 of this Agreement, is different from such country of sale, then, if the laws or regulations of the relevant countries so permit, such royalty and other payments shall be converted into and paid in the equivalent value in the currency of the country of Oculex's residence at the applicable rate of exchange for such payments existing on the day of remittance. Storz shall file such transfer applications and other papers as may be required with the competent authorities to secure the transfer and conversion within the time stipulated hereunder for the payment of royalty or other amounts due to Oculex by the use of any lawful method as may be specified in writing by Oculex for such purpose, provided same is in conformity with the laws and regulations of the relevant countries subject to the terms and conditions of Paragraph 6(e) of this Agreement. Oculex agrees to accept as royalty payments any such payments from any sublicensee of Storz directly to Oculex, in lieu of such payments from Storz, provided that Storz remains fully liable for such payment in the event of non-payment by such sublicensee.

     6(e) In the event that Storz or any sublicensee is prevented from remitting to Oculex any payments owing to Oculex in the currency designated in Paragraph 6(d) hereof by reason of any statutes, laws, codes or government regulations, or the unavailability of such currency, then such payments may be paid by depositing

[*] Confidential treatment requested with respect to certain portions of this exhibit them in the currency in which such payments accrued to the account of Oculex in a bank reasonably acceptable thereto. If the statutes, laws, codes or government regulations should prohibit both remittance and bank deposit of such payments, then the obligation to pay, deposit, accrue or otherwise account for such payments shall be suspended for so long as said prohibition shall be in effect, unless otherwise mutually agreed.

     6(f) All taxes, assessments and fees of any nature levied by any governmental entity in the Territory of this Agreement on the sale of Licensed Products by Storz, any Storz Sublicensee or any Related Company shall be paid by Storz, its sublicensee or any Related Company for its account. However, if an income or other tax is levied on the recipient of any royalty under this Agreement by any governmental entity and is legally required to be withheld from the payment of royalty from Storz or any Storz Sublicensee to Oculex or from any Storz Sublicensee and/or Related Company to Storz, such tax shall be paid by Storz, its sublicensee and/or Related Company for the account of Oculex, in which event an official receipt will be secured evidencing such payment, the receipt forwarded to Oculex, and the amount of such tax deducted from royalty paid to Oculex.

SECTION 7. RIGHT OF FIRST REFUSAL

     In the event that the definition of "Field" in any agreement between the parties relating to the distribution of Oculex Product outside the Territory is expanded to include the Potential Field, the definition of Field in this Agreement shall be automatically and without further or additional notice under this Agreement expanded to include the Potential Field, and the definitions of Oculex Products and Licensed Products, along with any other definitions, rights and obligations of either party under this Agreement that are related to or dependent upon the definition of Field shall be expanded to conform therewith. In furtherance of the exclusive distribution rights granted in Paragraph 3(a) in the event the definition of Field is expanded pursuant to this Section 7 to include the Potential Field, Oculex agrees that it will not, and will not permit a Third-Party Supplier to, sell to anyone other than Storz, its sublicensees and/or Related Companies, any Ocutex Product in such expanded Field in the Territory, including without limitation any product in such expanded Field including an [*], an [*] or [*] ophthalmic pharmaceutical agent(s) in addition to or in combination with any other ophthalmic pharmaceutical agent or agents. The parties shall agree upon acceptable milestone target dates and milestone payments for the development, approval and supply of the first new Oculex Product in such expanded Field substantially similar to those provided on the Effective Date for the first Oculex Product supplied under this Agreement, taking into consideration the commercial market for such new Oculex Product.

SECTION 8. PATENT ENFORCEMENT AND DEFENSE

     8(a) In the event that either party shall learn of any infringement of any of the Licensed Patent Rights in any country of the Territory by any third party, such party shall immediately notify the other party of such infringement.

[*] Confidential treatment requested with respect to certain portions of this exhibit

     8(b) Oculex shall have the first right, but not the obligation, to bring suit in its own name for infringement of any patent of the Licensed Patent Rights in any country of the Territory. If Oculex fails to institute and action against such infringement within ninety (90) days after the parties become aware of such infringement, Storz shall have the right to bring suit in Storz' own name for infringement of any patent included in the Licensed Patent Rights. Regardless of which party brings suit, the party bringing suit shall consult with the other party regarding strategy therefor, and the other party agrees to cooperate fully with the other party in the conduct of any such suit, including if required to file suit, the furnishing of a power of attorney granting only such authority as is essential for such filing and conduct of the suit, and each party shall have the right to participate in such action at its own expense using counsel of its own choice. Each party shall be responsible for any costs and expenses for its own attorneys, and any other expenses of suit shall be borne by the party filing suit. Any recovery obtained by award or settlement or otherwise in such suit shall be used to reimburse each party's expense (including counsel fees) and thereafter, any remaining amount shall be shared equally by the parties.

     8(c) Either party hereto shall have the right to defend, with counsel of its choosing, against any claim and/or suit for patent infringement brought by any third party against such party based on such party's manufacture, importation, offer for sale, use or sale of Oculex Product in any country of the Territory, or to secure a royalty-bearing license from any such third party to settle any such controversy; provided that any settlement of such suit or license obtained with respect to such third party's technology shall not materially adversely affect the Other party's rights and interests without such other party's prior consent, such consent not to be unreasonably withheld. Each party shall notify the other party hereto promptly of the commencement of any such suit, and such other party shall cooperate fully with and assist the party defending any such suit. The costs and expenses of any such suit, counterclaim, defense and/or judgment against a party hereto and/or any settlement of any such claim and/or suit shall initially be for the account of such party. However, if any of the unreimbursed costs and expenses, incurred in any such suit or claim are subject to a claim for indemnification under Section 9, the party claiming indemnification for any such suit or claim against such party and/or any settlement thereof, and/or any payment or royalty made to any third party pursuant to a license from such third party to avoid such party's infringement of any third-party patent rights by manufacture, use, sale, offer for sale and/or import of Oculex Products, shall be reimbursed by the indemnifying party hereto as provided in
Section 9.

SECTION 9. REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNIFICATION

     9(a) Oculex covenants that it will use diligent efforts to pursue approval of Oculex Products for sale by Storz in at least the Major European Countries and the countries of Canada and South Africa, and to the extent reasonably feasible in all other countries of the Territory.

     9(b) Oculex warrants and represents that Oculex is the owner of the entire right, title and interest in and to, or is an exclusive licensee under, the Licensed Patent Rights and the Licensed Know-how, that Oculex has the right to grant any and all licenses and rights granted in Sections 3 and 4 hereof, that no license under any of the Licensed Patent Rights and/or Licensed Know-how has heretofore been granted in the Field, that to Oculex's best knowledge and belief the Licensed Patent Rights are, or will be, valid and enforceable, and that manufacture, use and/or sale of the Oculex Product and/or the Licensed Inventions will not infringe any patent known to Oculex on the Effective Date.

     9(c) Ocutex warrants that Oculex will promptly disclose to Storz any and all Licensed Know-how presently owned or heretofore developed by Oculex, and covenants that Oculex will timely disclose to Storz any additional Licensed Know-how that Oculex may own, acquire or develop during the term of this Agreement, related to Storz' activities and necessary for Storz to carry out its obligations and fully exercise its rights under the licenses and rights in effect at the time concerned.

     9(d) Oculex covenants that Oculex will prosecute and/or maintain the Licensed Patent Rights in a commercially reasonable manner for the term of this Agreement and that after execution of this Agreement, any fee payable to any patent office or agency of any country of the Territory for any of the Licensed Patent Rights will not be paid based on a claim of small entity status and that Oculex will instruct Oculex's attorneys to that effect. Oculex further covenants that Oculex will provide to Storz, within thirty
(30) days of any request by Storz in connection with evaluation and/or prosecution of an action by Storz against a third-party infringer of the Licensed Patent Rights pursuant to Paragraph 8, any information and copies of any records that Oculex has concerning conception and/or first reduction to practice of the Licensed Patent Rights and the dates thereof that Storz may reasonably require to bring and prosecute a suit against such infringer. The responsibility for payment of any patent maintenance and/or other governmental fees with respect to the filing prosecution and/or maintenance of all patents and patent applications included in the Licensed Patent Rights shall be paid by Oculex and Oculex retains the right to control and finally decide any matters relating thereto.

     9(e) Oculex represents that Oculex, or any Third-Party Supplier, at the time of delivery to Storz, has title to and the right to convey title to Storz in, any Oculex Products sold to Storz or any sublicensees.

     9(f) Oculex warrants that as of the Effective Date Oculex was unaware of any third party claims alleging that the sale and/or use of Oculex Products infringe any third-party patents or other third-party proprietary rights.

     9(g) Oculex agrees to defend, indemnify and hold harmless Storz, its sublicensees or Related Companies from any claim and/or suit, including reasonable attorneys' fees therefor, for actual or alleged infringement, including willful infringement (except to the extent such willfulness is based on errors or omissions of Storz), by the manufacture, use, sale, offer for sale or import of Oculex Products, or of any patents and/or other proprietary rights of any third-party. If Storz is barred from selling or reasonably determines to cease selling Oculex Products because of actual or alleged infringement of any third-party patent or proprietary rights by virtue of sale and/or use of Oculex Products, then Storz shall thereafter have no obligation to purchase Oculex Products under the terms of this Agreement until such infringement claim is resolved to Storz' reasonable satisfaction.

     9(h) Oculex further represents and warrants that at the time of shipment of Oculex Products to Storz, any sublicensee and/or Related Company, (i) materials constituting or being part of any such shipment of Oculex Products shall conform to the Specifications and that none of such materials will be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations issued thereunder, or any similar law of any country of the Territory, or within the meaning of any state or local law of any country of the Territory, the adulteration and misbranding provisions of which are similar to the U.S. Federal Act, and (ii) materials constituting or being part of any such shipment of Oculex Products are not any product which may not, under the provisions of any law or regulation, be introduced into commerce within the Territory. Oculex shall reimburse Storz, its sublicensee and any Related Company for any costs of voluntary or involuntary recall, recovery or withdrawal of Oculex Products required by any laws, orders or regulations of any country of the Territory; except to the extent that such recall arises out of the negligence or improper act of Storz, its sublicensee and any Related Company or employees or agents thereof. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS
SECTION 9 ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     9(i) Oculex covenants that it will not make any changes to the Oculex Products, the Specifications for Oculex Products, or the process of manufacturing or quality controlling such materials without the consent of Storz, which consent shall not be unreasonably withheld. Neither party hereto shall be obligated to supply or manufacture under this Agreement any Oculex Product that does not comply with applicable laws and regulations of the countries of the Territory in which sale of Oculex Product has received regulatory approval and Storz intends to sell such Oculex Product.

     9(j) The parties represent and warrant that they have the full right to enter into this Agreement and that such party's entry into, and any terms of, this Agreement separately or collectively do not conflict with any other contractual obligations of such party. Each party agrees that it will not enter into any agreements after the Effective Date hereof that are inconsistent or conflict with such party's obligations under this Agreement.

     9(k) Upon notification by Storz to Oculex that there has been or may be a claim and/or suit instituted by a third party against Storz, its sublicensee or Related Company for personal injury or property damage by virtue of the use of Oculex Products purchased from Oculex and/or any Third-Party Supplier under this Agreement, then Oculex, its successors and assigns shall defend, indemnify and save harmless Storz, its sublicensees and any Related Companies, their successors and assigns, against such claim and/or suit, including reasonable attorneys' fees therefor, unless such claim or suit is wholly due to the negligence or improper act of Storz, its sublicensee or Related Company, for which Storz shall similarly indemnify Oculex, its successor and assigns. To the extent that such claim or suit is in part due to the negligence or improper act of Storz, Oculex shall indemnify Storz for that portion of such claim not due in part to the negligence or improper act of Storz, its sublicensee or Related Company, and Storz shall indemnify Oculex for that portion of such claim due to the negligence or improper act of Storz.

     9(l) Upon notification by Oculex to Storz that there has been or may be a claim and/or suit instituted by a third party against Oculex or a Related Company of Oculex for personal injury or property damages arising out of the use of Oculex Products manufactured by Storz, then Storz, its successors and assigns shall defend, indemnify and save harmless Oculex, its successors and assigns against such claim or suit, unless such claim or suit is wholly due to the negligence or improper act of Oculex or any Related Company of Oculex, or to any breach of any representation, warranty or covenant by Oculex, in which event Oculex shall similarly indemnify Storz, its successors and assigns. To the extent that such claim or suit is in part due to the negligence or improper act of Oculex, Storz shall indemnify Oculex for that portion of such claim not due in part to the negligence or improper act of Oculex or its Related Company, and Oculex shall indemnify Storz for that portion of such claim due to the negligence or improper act of Oculex or any Related Company of Oculex. Any indemnification under this Agreement is contingent upon the indemnified party giving the indemnifying party prompt notice of such claim or suit and the indemnified party reasonably cooperating with the indemnifying party with respect to such claim. The indemnifying party shall have the right to control and conduct the defense thereof, including the right to defend or settle such claim or suit, provided such settlement does not materially adversely affect the rights of the indemnified party, and the indemnified party and shall reasonably cooperate with the indemnifying party's prosecution, defense and settlement of such claim.

     9(m) Within thirty (30) days following Oculex's receipt of Storz' Initial Order under Paragraph 3(d) of this Agreement, Oculex shall establish and thereafter for the duration of Oculex's supply of Oculex Products to Storz hereunder, maintain and/or require any Third-Party Supplier to maintain, comprehensive general liability insurance, including contractual and product liability, in amounts not less than $1,000,000 per occurrence and $3,000,000 annual aggregate covering any Oculex Products on a date of occurrence basis (not a date of claim basis). Additionally, if any Oculex or such Third-Party Supplier is located in the United States, then Oculex shall, and shall require any such supplier to maintain Workers' Compensation Insurance with employees liability coverage limits of not less than $1,000,000. Oculex shall submit certificates evidencing such insurance to Storz for the period of purchase of Ocutex Products by Storz or its sublicensee or Related Company.

SECTION 10. PATENT AND LICENSE NOTICE

     Storz shall, and shall require each of its sublicensees (including Related Companies), if any, to mark all Licensed Products made by Storz and sold in the Territory with a listing of the number(s) of any applicable patent(s) or other identification of the Licensed Patent Rights, if required under the provisions of the law of the country in which the same are made.

SECTION 11. TRADEMARKS AND TRADENAMES

     11(a) Storz, its sublicensee and/or Related Company shall apply only Storz' or any Storz sublicensee's and/or Related Company's trademarks to Licensed Products manufactured by Storz hereunder, if any, except for the notice required in Paragraph 11(b) hereof, and except as required by law. Neither party may utilize the other party's tradename or trademarks for any press release, advertising purpose or the like without the written consent of the other party based on an advance review of any such proposed release or advertisement.

     11(b) Paragraph 11(a) notwithstanding, the parties agree that Storz will, in consultation with Oculex, select an appropriate, registerable trademark(s) (hereinafter the "Designated Trademark(s)") for use in the marketing and sale of the Oculex Products in the Territory. Such trademark shall be initially owned by Oculex, and Oculex will file and prosecute an application for registration of the Designated Trademark on the principal register of each country of the Territory not later than one (1) month following the first commercial sale of the Oculex Product in such country of the Territory, for countries so providing, an intent to use registration reasonably expected to mature into a commercial registration in countries in which regulatory approval has been sought and for which an approvable letter has been received by Oculex. Oculex hereby grants to Storz an exclusive license in the Territory to use the Designated Trademark on the Oculex Product(s) sold by Storz hereunder, which Designated Trademark will be utilized in connection with Storz' commercialization of, and will be applied to the packaging of, the Oculex Products sold or transferred in the Territory. Storz shall have the right to apply to the Oculex Products and utilize any trademark(s)s and labeling it selects in addition to the Designated Trademark(s) upon Oculex' prior approval, which shall not be unreasonably withheld, provided that any such additional trademarks and labeling shall conform to applicable rules and regulations of government authorities of each country in the Territory. After Storz has sold the Oculex Product for more than two (2) years in a country of the Territory, Oculex shall assign to Storz all right, title and interest in and to the Designated Trademark(s) along with the goodwill associated therewith for such country in the Territory, upon the written request of Storz and at no additional compensation or reimbursement to Oculex. If Oculex assigns its right, title and interest in the Designated Trademark to Storz pursuant to the preceding sentence, Storz shall thereafter solely bear all costs accruing after the date of such assignment of filing and prosecuting applications for registration and of maintaining and defending all registrations of such mark of each country in the Territory. Each party hereto covenants not to damage the Designated Trademark(s) or to reduce the goodwill associated with the Designated Trademark(s) during the conduct of business relating thereto within or outside the Territory. Storz and Oculex each agree not to utilize the Designated Trademark(s) in connection with, or apply the Designated Trademark(s) to, any product other than an Oculex Product during Oculex's continued supply of Oculex Products hereunder. In the event that this Agreement is terminated by Oculex pursuant to Paragraphs 3(m), 3(n), 3(p), 16(a) or 16(b) and Oculex has assigned the Designated Trademark(s) to Storz pursuant to this Paragraph 1 l(b), Storz shall assign to Oculex all right, title and interest in and to the Designated Trademark(s) along with the good will associated therewith upon the written request of Oculex and at no compensation or reimbursement to Storz. In the event that Oculex ceases to supply Oculex Product to Storz in the event Storz exercises its rights to manufacture or to appoint a Storz Additional Source pursuant to Paragraph 5(e), Storz shall retain the exclusive right to use the Designated Trademark in connection with any products sold by Storz in the Field in the Territory, whether or not such products are covered by the Licensed Patent Rights.

SECTION 12. CONFIDENTIALITY

     12(a) During the term of this Agreement, and for a period of ten (10) years after termination thereof, each party will maintain all Proprietary Information received by it under this Agreement in trust and confidence and will not disclose any such Proprietary Information to any third party or use any such Proprietary Information for any purposes other than those necessary or permitted for performance under this Agreement. In particular, neither party shall use any know-how of the other party for the manufacture or sale of any product other than the Oculex Product, except as expressly authorized by this Agreement. Each party may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement. Proprietary Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States or any foreign country. Proprietary Information shall not be reproduced in any form except as required to accomplish the intent of this Agreement. No Proprietary Information shall be disclosed to any employee, agent, consultant or Related Company who does not have a need for such information. To the extent that disclosure is authorized by this Agreement, the disclosing party will obtain prior agreement from its employees, agents, consultants, Related Companies or clinical investigators to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect its own Proprietary Information of a similar nature to ensure that such employees, agents, consultants and clinical investigators do not disclose or make any unauthorized use of such Proprietary Information, which shall in any event not be less than reasonable care. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Proprietary Information. The foregoing obligations of this Paragraph 12(a) shall not apply to, and proprietary Information shall not include, any information which:

          (i) is now, or becomes to be, in the public domain, through no breach of this Agreement by the receiving party; or

          (ii) the receiving party can demonstrate was in its possession prior to the time of disclosure under this Agreement by the disclosing party; or

         (iii) is disclosed to the receiving party by a third party owing no obligation of confidentiality to the disclosing party with respect to the Proprietary Information. The parties agree that the material financial terms of the Agreement will be considered Proprietary Information of both parties. Notwithstanding the foregoing, either party may disclose such terms to bona fide potential corporate partners, to the extent required or contemplated by this Agreement, and to financial underwriters and other parties with a need to know such information. All such disclosures shall be made only to parties under an obligation of confidentiality.

     12(b) Notwithstanding any other provision of this Agreement, each party may disclose Proprietary Information if such disclosure:

          (i) is in response to a valid order of a court or other governmental body of the United States or a foreign country, or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purposes for which the order was issued and that the disclosure and use thereof be restricted as described in this Section 12 to the extent feasible under the circumstances;

          (ii) is otherwise required by law or regulation, including requirements imposed by equivalent authorities to the United States Secures and Exchange Commission; or

         (iii) is otherwise necessary to file or prosecute patent applications, prosecute or defend litigation, comply with applicable governmental regulations or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

SECTION 13. ADVERSE REACTIONS

     The parties shall use diligent efforts promptly to report to each other by telephone or facsimile any information on severe or unanticipated adverse reactions to the use of any Oculex Product in Phase II Clinical Trials or in any clinical trial of Oculex Products conducted thereafter. In no event shall Storz disclose the occurrence or symptoms of any adverse reaction to any third party without the prior written approval of Oculex, except as required by law or regulation, in which case Storz shall use diligent efforts to provide Oculex with simultaneous notification. Each party hereby covenants with the other to make all adverse reaction reports to the appropriate authorities in a timely fashion and in the manner required by all applicable laws and regulations.

SECTION 14. FORCE MAJEURE

     Neither party to this Agreement shall be responsible to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts of God, acts of governments, wars, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of the parties, provided that the party affected by any of the foregoing shall make reasonable efforts to overcome such event of force majeure. Failure to pay money shall not be excused under this Section.

SECTION 15 TERM OF AGREEMENT

     Unless this Agreement shall be terminated by either party pursuant to the provisions hereof, this Agreement shall remain in force and effect from the Effective Date until the expiration of the last-to-expire of the Licensed Patent Rights in the Territory, at which time this Agreement will automatically renew for successive three (3) year periods, unless either party shall by written notice six (6) months in advance of the end of such renewal period advise that such party desires to terminate this Agreement, and this Agreement shall expire effective with the end of the period during which such notice shall have been delivered, in the event that Storz exercises its option under Paragraph 5(d) or 5(e), this agreement shall expire upon the later of (i) fifteen (15) years after the Effective Date or
(ii) the date on which Storz' exercise of such option under Paragraph 5(d) or 5(e) becomes effective. Upon expiration of this Agreement pursuant to this
Section 15, Storz, its sublicensees and any Related Companies shall have a fully paid-up, royalty-free license under the Licensed Patent Rights in the Territory and the Licensed Know-how to make, have made, import, offer to sell, use and/or sell Licensed Products in the Territory without limitation.

SECTION 16. TERMINATION

     16(a) In the event that either party hereto shall fail to comply with any of its material obligations under this Agreement, and such failure is not cured within thirty (30) days after the other party provides written notice of such failure to such party, which notice shall fully specify the obligation with which the first party has not complied, then the other party, by further written notice to such party, may terminate this Agreement.

     16(b) All rights and licenses granted under or pursuant to this Agreement by Oculex to Storz are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses and rights to "intellectual property" as defined under Section 101 of the Bankruptcy Code. The parties agree that Storz, as recipient of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Oculex shall also have the right to terminate this Agreement in the event of the filing of a voluntary or involuntary petition of bankruptcy of Storz.

     16(c) Storz may terminate this Agreement at any time on ninety (90) days notice in writing to Oculex.

SECTION 17. ASSIGNABILITY

     17(a) This Agreement may be assigned by either of the parties hereto and shall inure to the benefit of heirs, successors, assigns or other legal representatives.

     17(b) Oculex agrees to notify Storz in writing within thirty (30) days of its first knowledge of any change in ownership or transfer of rights in any of the Licensed Patent Rights from any owner to any third party.

SECTION 18. NOTICES AND PAYMENTS

     Any notice or communication required or permitted to be given by either party hereunder shall be in written form and shall be considered to be sufficiently given if mailed by registered airmail or transmitted by telex, facsimile or other electronic means, addressed to the parties hereto as follows, or any substitute address of either party notified in writing to the other party:

     To Storz:

     Storz Instrument Company
     3365 Tree Court Industrial Drive
     St. Louis, Missouri 63122, U.S.A.
     Attention: President
     Telephone Number: 314/225-5051
     Facsimile Number: 314/861-2137

     To Oculex:

     Oculex Pharmaceuticals, Inc.
     639 North Pastoria Avenue
     Sunnyvale, California 94086-2917
     Attention: President
     Telephone Number: 408/481-0424
     Facsimile Number: 408/481-0662

     Any payments to be made under this Agreement shall likewise be directed to the address indicated above, or to a bank in the United States effective thirty (30) days following receipt of written notice to that effect from Oculex.

SECTION 19. APPLICABLE LAW

     The parties hereto agree that this Agreement shall be considered to have been made in, and construed and interpreted in accordance with the substantive laws of, the State of Missouri, the courts of which shall have exclusive jurisdiction over any dispute arising hereunder.

SECTION 20. SEVERABILITY

     This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable governmental regulations, approvals and clearances. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect for any reason, that invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this License Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein. In the event this Section 20 becomes applicable, the parties shall meet and attempt to negotiate an amendment to this Agreement to achieve the parties' original intent to the extent feasible and permissible under any applicable laws and regulations.

SECTION 21. WAIVER

     Failure by either party to enforce any rights under this License and Supply Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

SECTION 22. MISCELLANEOUS

     22(a) Upon the termination of this Agreement and/or any sublicense granted hereunder, Storz, its sublicensees and Related Companies shall have the right to dispose of all Licensed Products and/or Oculex Products then on hand, including work in process, and to meet all pending orders for Licensed Products and/or Oculex Products, but earned royalty which would otherwise be payable pursuant to Paragraph 5(a) of this Agreement had such termination not become effective, shall be paid with respect to all such Licensed Products and/or Oculex Products when sold as though this Agreement had not been terminated.

     22(b) Neither termination nor expiration of this Agreement shall terminate Storz' obligation to report and pay all earned royalty which shall then have accrued up to the date of such expiration or termination. Storz' obligation to submit its and any sublicensees' books and records for inspection shall continue after such expiration or termination in accordance with the provisions of Paragraph 6(a) hereof.

     22(c) This Agreement contains all of the agreements and understandings made between the parties hereto concerning the subject matter hereof, and any prior agreements, express or implied, relating to the subject matter hereof are expressly superseded and canceled. No amendment of this Agreement shall be effective unless in writing and signed by the parties hereto.

     22(d) This Agreement may be executed simultaneously in two identical and unaltered counterparts, either one of which need not contain the signature of more than one party, and in such event both such counterparts taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate effective on the day and year first above written.

OCULEX PHARMACEUTICALS, INC.

By: /s/ Gerry B. Gin                   ATTEST:
   ----------------------------------
    Gerry B. Gin                       By: /s/ Vernon G. Wong
   ----------------------------------     -----------------------------------
         (Type or Print Name)

Title: President                           Vernon G. Wong
      -------------------------------     -----------------------------------
                                                  (Type or Print Name)
Date:  4/4/97
      -------------------------------

Fed. Tax#  77-0228667
         ----------------------------

STORZ INSTRUMENT COMPANY

By: /s/ Robert Blankemeyer             ATTEST:
   ----------------------------------
    Robert Blankemeyer                 By: /s/ Carla Young
   ----------------------------------     -----------------------------------
          (Type or Print Name)

Title:  President                          Carla Young
      -------------------------------     -----------------------------------
                                                  (Type or Print Name)
Date:  4/11/97
      -------------------------------

                               APPENDIX A

                 LICENSED PATENTS AND PATENT APPLICATIONS

SECTION 1: The patents and patent applications for the United States of America corresponding to the Licensed Patent Rights referred to in the attached Distribution, Supply and License Agreement (Foreign) include, without limitation, the following:


 OCULEX'S       COUNTRY                              PATENT          EXPIRATION
  PATENT#      OR P.C.T.          PATENT#           APPLN.#             DATE              OCULEX'S PATENT TITLE
 --------      ---------          -------           -------          ----------           ---------------------
                                                                                      Biodegradable
                  US             [*]                [*]               [*]                Implants           Ocular
                                                                                      Biodegradable
                  US             [*]                [*]               [*]                Implants           Ocular

SECTION 2: The Licensed Patent Rights for countries of the Territory corresponding to the United States Patents identified in Section 1 above and referred to in the attached Distribution, Supply and License Agreement (Foreign) include, without limitation, the following:


 OCULEX'S       COUNTRY                              PATENT          EXPIRATION
  PATENT#      OR P.C.T.          PATENT#           APPLN.#             DATE              OCULEX'S PATENT TITLE
 --------      ---------          -------           -------          ----------           ---------------------
                                                                                      Biodegradable
               [*]               [*]                [*]               [*]                Implants           Ocular
                                                                                      Biodegradable
               [*]               [*]                [*]               [*]                Implants           Ocular

[*] Confidential treatment requested with respect to certain portions of this exhibit

                                   APPENDIX B

                        SPECIFICATIONS OF OCULEX PRODUCTS

               A biodegradable drug delivery system (DDS) with the main components being composed of [*] and dexamethasone (dexamethasone
               DDS). The formulation is configured to give a therapeutic level of dexamethasone for a sufficient period within the interior of the anterior chamber of the eye to control inflammation after cataract surgery. The entire system will degrade within a three to four week period. The packaging of the product shall consist of:

          *    Dexamethasone DDS
          *    Container holding Dexamethasone DDS
          *    [*]
          *    Foil pouch to house Dexamethasone DDS and [*]
          *    Package insert
          *    Box to house pouched Dexamethasone DDS

               The dexamethasone DDS shall be delivered as a fully packaged sterilized and labeled product.

[*] Confidential treatment requested with respect to certain portions of this exhibit

                                  APPENDIX D

          EXAMPLES OF PERCENTAGE ROYALTY DETERMINATION UNDER SECTION 5

EXAMPLE 1:

Under the following table from Paragraph 5(a)(i) above:

                    Cumulative Net Sales In Territory For Calendar Year           Percentage Royalty
                    ---------------------------------------------------           ------------------
                    [*]                                                                   [*]
                    [*]                                                                   [*]
                    [*]                                                                   [*]

assume Net Sales for the first quarter of a calendar year equal [*], and Net Sales for the second quarter equal [*]. Also assume that the Net Sales for the second quarter are based on sales of [*] units of Oculex Product. The adjusted ranges under Paragraph 5(a)(i) would be as follows:

                    Cumulative Net Sales In Territory For Calendar Year           Percentage Royalty
                    ---------------------------------------------------           ------------------
                    [*]                                                                   [*]
                    [*]                                                                   [*]
                    [*]                                                                   [*]

The percentage royalty used for the first [*] in Net Sales for the second quarter will be [*], and the percentage royalty used for the last [*] in Net Sales for the second quarter will be [*] for a total of $[*]. Earned royalty payable would be determined by subtracting the total Product Supply Price for all units of Oculex Products on which Net Sales were reported for royalty calculation for the second calendar quarter from the total royalty calculated for such second quarter utilizing the percentage royalties from the table, or

[*]                                                     [*]                      [*]

EXAMPLE 2:

Under the following table from Paragraph 5(a)(i) above:

                    Cumulative Net Sales In Territory For Calendar Year           Percentage Royalty
                    ---------------------------------------------------           ------------------
                    [*]                                                                   [*]
                    [*]                                                                   [*]
                    [*]                                                                   [*]

assume Net Sales for the first, second and third quarters of a calendar year equal $[*], [*] and [*], respectively for Cumulative Net Sales of $[*], and Net Sales for the fourth quarter equal $[*]. Also assume that the Net Sales for the fourth quarter are based on sales of [*] units of Oculex Product. The adjusted ranges under Paragraph 5(a)(i) would be as follows:

[*] Confidential treatment requested with respect to certain portions of this exhibit

                    Cumulative Net Sales In Territory For Calendar Year           Percentage Royalty
                    ---------------------------------------------------           ------------------
                    [*]                                                                   [*]
                    [*]                                                                   [*]
                    [*]                                                                   [*]

The percentage royalty used for the first $[*] in Net Sales for the fourth quarter will be [*], and the percentage royalty used for the last [*] in Net Sales for the fourth quarter will be [*] for a total of $[*]. Earned royalty payable would be determined by subtracting the total Product Supply Price for all units of Oculex Products on which Net Sales were reported for the fourth calendar quarter from the total royalty calculated for such fourth quarter utilizing the percentage royalties from the table, or

[*]                                                     [*]                      [*]

[*] Confidential treatment requested with respect to certain portions of this exhibit